UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K
________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 27, 2015

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 27, 2015, Board of Directors of Ruby Tuesday, Inc., a Georgia corporation, (the “Company”), approved an amendment to the Ruby Tuesday, Inc. Stock Incentive Plan to provide for a 10-year maximum exercise or settlement period for any Stock Appreciation Rights issued under the plan and to clarify the circumstances under which shares earmarked for an award under the SIP can return to capacity.

The foregoing does not purport to be a complete summary of the amendment and is qualified in its entirety by reference to the text of the amendment, which is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.
99.1	August 2015 Amendment to the Ruby Tuesday, Inc. Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.
(Registrant)

By: /s/ Jill M. Golder
Jill M. Golder
Executive Vice President and
Chief Financial Officer
Date: August 31, 2015

Ex99-1

AUGUST 2015 AMENDMENT TO THE
RUBY TUESDAY, INC. STOCK INCENTIVE PLAN

THIS AUGUST 2015 AMENDMENT is made as of this 27th day of August, 2015, by Ruby Tuesday, Inc., a corporation organized and existing under the laws of the State of Georgia (hereinafter called the “Company”).

WHEREAS, the Company maintains the Ruby Tuesday, Inc. Stock Incentive Plan (the “Plan”), as amended and restated by indenture dated as of April 8, 2015, and subject to shareholder approval at the October 2015 Annual Meeting;

WHEREAS, the Company wishes to amend to the Plan to (i) expressly provide for a ten (10) year limit on the exercise period of any Stock Appreciation Right granted under the Plan; and (ii) expressly provide for limitations on share recycling in the Plan;

WHEREAS, this August 2015 Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

NOW, THEREFORE, the Company does hereby amend the Plan, effective as of the date indicated above, as follows:

1.            By deleting Section 2.2 in its entirety and by substituting therefor the following:

2.2           Stock Subject to the Plan.

(a)           Available Shares.  Subject to adjustment in accordance with Plan Section 5.2, 21,800,000 shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance pursuant to Stock Incentives.  At no time shall the Company have outstanding Stock Incentives and shares of Stock issued in respect of Stock Incentives in excess of the Maximum Plan Shares.  Notwithstanding the foregoing, the maximum aggregate number of shares of the Stock from which grants or awards of Stock Incentives, other than Options, may be made under the Plan shall not exceed twenty-five percent (25%) of the Maximum Plan Shares.

(b)           Limitations on Share Recycling.  The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted, or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted, or otherwise settled in full shall again be available for purposes of the Plan.  In the event that (1) any Stock Incentive is exercised or otherwise settled by the tendering by the Participant or withholding by the Company of shares of Stock otherwise subject to the Stock Incentive or (2) withholding tax liabilities arising from the exercise or other settlement of any Stock Incentive are satisfied by the tendering of shares of Stock otherwise subject to the Stock Incentive or by the withholding by the Company of shares of Stock otherwise subject to the Stock Incentive, the number of shares of Stock so tendered or withheld shall be counted as issued for purposes of determining the Maximum Plan Shares.  In addition, upon stock settlement of Stock Appreciation Rights, the gross number of shares of Stock subject to any Stock Appreciation Rights originally granted shall be counted as issued for purposes of determining the Maximum Plan Shares, regardless of the number of shares of Stock actually issued upon such stock settlement of the Stock Appreciation Rights.

2.   By adding the following subsection to Section 3.3:

(c)           Stock Appreciation Right Term.  The term of a Stock Appreciation Right shall be as specified in the applicable Stock Incentive Agreement; provided, however that no Stock Appreciation Right granted to a Participant shall be exercisable or otherwise eligible for settlement after the expiration of ten (10) years from the date the Stock Appreciation Right is granted.

These amendments to Sections 2.2 and 3.3 shall be effective as of the date first set forth above.

IN WITNESS WHEREOF, the Company has caused this August 2015 Amendment to be executed as of the day and year first above written.

RUBY TUESDAY, INC.
/s/ James J. Buettgen
By:	James J. Buettgen
Title:	Chairman, President & Chief Executive Officer

Attest:	/s/ Rhonda Parish
By:	Rhonda Parish
Title:	Chief Legal Officer & Secretary
[CORPORATE SEAL]